Exhibit 10.18

ELIXIR PHARMACEUTICALS, INC.

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) dated October 1, 2006 (the “Effective Date”) is made between Elixir Pharmaceuticals, Inc. (the “Company”), with an office at One Kendall Square, Cambridge, MA 02139 and Bennett Shapiro, M.D. (the “Consultant”) of P.O. Box 777, 2632 North River Road, New Hope, PA 18938 for the purpose of setting forth the exclusive terms and conditions by which Company desires to acquire Consultant’s services on a temporary basis.

In consideration of the mutual obligations specified in this Agreement, the parties, intending to be legally bound hereby, agree to the following:

1. Services:

(a) Company hereby retains Consultant, and Consultant hereby agrees to perform for Company, certain services (the “Services”) assigned to Consultant by the Company in the Company’s sole discretion for a minimum of one day per quarter including personal and telephonic meetings, document review and e-mail communications. These Services are to be performed by Consultant only at the specific request of Company and are subject to the limits specified.

(b) Consultant agrees to keep Company updated, promptly upon Company’s request, of any progress, problems, and/or developments of which Consultant is aware regarding the Services.

2. Compensation:

(a) In exchange for the full, prompt, and satisfactory performance of all Services to be rendered to Company hereunder, Company shall provide Consultant, as full and complete compensation for the Services rendered hereunder a semi-annual fee of $7,500 plus reasonable out-of-pocket expenses. Company shall pay such out-of-pocket expenses within thirty (30) days of receipt of expense receipts.

(b) Consultant shall not be entitled to receive any other compensation or any benefits from Company. Except as otherwise required by law, Company shall not withhold any sums or payments made to Consultant for social security or other federal, state or local tax liabilities or contributions, and all withholdings. liabilities, and contributions shall be solely Consultant’s responsibility. Company shall issue a Form 1099 to Consultant at the appropriate time. Further, Consultant understands and agrees that the Services are not covered under the unemployment compensation laws and are not intended to be covered by workers’ compensation laws.

3. Nondisclosure:

(a) Consultant understands that, in connection with his engagement with Company, he may receive, produce, or otherwise be exposed to Company’s trade secrets, business, proprietary and/or technical information, including, without limitation, business plans or projections, hardware and software designs or engineering techniques, software including listings, source code, screen formats and flow charts, inventions (whether patentable or not), know-how, show-how, research plans and projects, pricing policies, cost information, supplier and customer lists and contracts, manufacturing techniques, applications and service policies, financial and sales performance data, personnel information, and all derivatives, improvements and enhancements to any of the above (including those derivatives, improvements and enhancements that were created or developed by Consultant under this Agreement), in addition to all information Company receives from others under an obligation of confidentiality (individually and collectively “Confidential Information”). Confidential Information shall also include all other information considered to be confidential by the Company and all information which has not been made public.

(b) Consultant acknowledges that the Confidential Information is the sole, exclusive and extremely valuable property of Company. Accordingly, Consultant agrees to segregate all Confidential Information from information of other companies and agrees not to reproduce any Confidential Information without Company’s prior written consent, not to use the Confidential Information except in the performance of this Agreement, and not to divulge all or any part of the Confidential Information in any form to any third party, either during or after the term of this Agreement. Upon termination or expiration of this Agreement for any reason, Consultant agrees to cease using and to return to Company all whole and partial copies and derivatives of the Confidential Information, whether in Consultant’s possession or under Consultant’s direct or indirect control.

(c) Consultant shall not disclose or otherwise make available to Company in any manner any confidential and proprietary information received by Consultant from third parties. Consultant warrants that his/her performance of all the terms of this Agreement does not and will not breach any agreement entered into by Consultant with any other party, and Consultant agrees not to enter into any agreement, oral or written, in conflict herewith. In addition, Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use such information only for certain limited purposes. The Consultant agrees that he/she owes the Company and such third parties, during the term of the Consultant’s relationship with the Company and thereafter, regardless for the reason for the termination of the relationship, a duty to hold all such confidential or proprietary information in the strictest of confidence and not to disclose such information to any person, firm or corporation (except as necessary in carrying out his/her work for the Company consistent with the Company’s agreement with such third party) or to use such information for the benefit of anyone other than for the Company or such third party (consistent with the Company’s agreement with such third party).

4. Ownership of Work Product:

(a) Consultant agrees to promptly disclose and assign to Company any and all Work Product. “Work Product” includes without limitation any and all notes, drawings, designs, technical data, know how, works of authorship, firmware, software, ideas, improvements, inventions, material, information, work or product conceived, created, written or first reduced to practice by Consultant or jointly with others in the performance of the Services under this Agreement and/or resulting from use of Confidential Information. Consultant agrees to assign and does hereby assign to Company all right, title and interest, including without limitation any copyright, mask work, patent, trade secret, trademark (including the good will associated therewith) or other intellectual property rights in and to the Work Product. All works of authorship, firmware, software or other applicable Work Product shall be considered works for hire by Consultant for Company and all Work Product shall be the sole and exclusive property of Company. Upon expiration or termination for any reason of this Agreement, Consultant agrees to and shall provide Company with all Work Product generated under this Agreement.

(b) Consultant further agrees at the request and cost of the Company:

(i) to apply for, obtain, register and vest in the name of the Company alone (unless the Company otherwise directs) patents, copyrights, mask works, trademarks or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

(ii) to defend any judicial, opposition or other proceedings in respect of such applications and any judicial, opposition or other proceedings or petitions or applications for revocation of such patent, copyright, mask work, trademark or other analogous protection.

(c) Consultant also agrees, at the request and cost of Company, to promptly sign, execute, make and do all such deeds, documents, acts and things as Company may reasonably require or desire to perfect Company’s entire right, title, and interest in and to any Work Product and/or Background Material. Consultant agrees that if Company is unable because of Consultant’s unavailability, dissolution, or for any other reason, to secure the signature of an authorized agent of Consultant to apply for or to pursue any application for any United States or foreign patents, mask work, copyright or trademark registrations covering the assignments to Company above, then Consultant hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Consultant’s agent and attorney in fact, to act for and in Consultant’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright, mask work and trademark registrations thereon with the same legal force and effect as if executed by an authorized agent of Consultant.

5. Indemnification/Release: Consultant further agrees that any breach of Sections 3, 4 or 6 hereof by Consultant will cause irreparable harm to Company and that in the event of such breach or threatened breach, Company shall have, in addition to any and all remedies of law and those remedies stated in this Agreement, the right to seek an injunction, specific performance or other equitable relief to prevent the violation of Consultant’s obligations hereunder. The Company recognizes that Consultant is providing advice to the best of his ability and agres Consultant shall not be liable in any way for decisions which the company makes based on Consultant’s advice or counsel. The Company further agrees to indemnify Consultant against any and all legal proceedings which may make reference to any advice or counsel that Consultant has provided to the Company in the course of carrying out Consultant’s obligations under this Agreement.

6. Termination: This Agreement shall be effective on the Effective Date hereof for a period of twelve (12) months, renewable annually upon the mutual agreement of both parties. The agreement may be terminated by either party upon thirty (30) days written notice. In the event of termination, Consultant shall, upon request and at the company’s expense, perform such work as may be requested to transfer work in process to the Company or to a party designated by the Company. The parties further agree that any termination of this Agreement will not release nor discharge Consultant from his or her obligations as specified in Sections 3, 4, 5, 6, 7 or 8.

7. Independent Contractor:

(a) Company and Consultant expressly agree and understand that Consultant is an independent contractor and nothing in this Agreement nor the services rendered hereunder is meant, or shall be construed in any way or manner, to create between them a relationship of employer and employee, principal and agent, partners or any other relationship other than that of independent parties contracting with each other solely for the purpose of carrying out the provisions of the Agreement. Accordingly, Consultant acknowledges and agrees that Consultant shall not be entitled to any benefits provided by the Company to its employees. In addition, Consultant shall have sole and exclusive responsibility for the payment of all federal, state and local income taxes, for all employment and disability insurance and for Social Security and other similar taxes with respect to any compensation provided by the Company hereunder. Consultant shall assume and accept all responsibilities which are imposed on independent Consultants by any statute, regulation, rule of law, or otherwise. Consultant is not the agent of Company and is not authorized and shall not have the power or authority to bind Company or incur any liability or obligation, or act on behalf of Company. At no time shall Consultant represent that he is an agent of the Company, or that any of the views, advice, statements and/or information that may be provided while performing the Services are those of the Company.

(b) While Company is entitled to provide Consultant with general guidance to assist Consultant in completing the scope of work to Company’s satisfaction, Consultant is ultimately responsible for directing and controlling the performance of the task and the scope of work, in accordance with the terms and conditions of this Agreement. Consultant shall use his best efforts, energy and skill in his own name and in such manner as he sees fit.

8. General:

(a) This Agreement does not create an obligation on Company to continue to retain Consultant beyond its term. This Agreement may not be changed unless mutually agreed upon in writing by both Consultant and Company. Sections 3, 4, 5, 6, 7 and 9 shall survive the termination of this Agreement regardless of the manner of such termination. Any waiver by Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

(b) Consultant hereby agrees that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

(c) Company shall have the right to assign this Agreement to its successors and assigns and this Agreement shall inure to the benefit of and be enforceable by said successors or assigns. Consultant may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Company and this Agreement shall be binding upon Consultant’s heirs, executors, administrators and legal representatives. This Agreement and all aspects of the relationship between the parties hereto shall be construed and enforced in accordance with and governed by the internal laws of the Commonwealth of Massachusetts without regard to its conflict of laws provisions.

(d) This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein. All other negotiations and agreements (written or oral) between the parties are superseded by this Agreement and there are no representations, warranties, understandings or agreements other than those expressly set forth herein. The language of all parts of this Agreement will in all cases be construed as a whole in accordance with its fair meaning and not strictly for or against either party hereto.

(e) All notices provided for in this Agreement shall be given in writing and shall be effective when either served by hand delivery, electronic facsimile transmission, express overnight courier service, or by registered or certified mail, return receipt requested, addressed to the parties at their respective addresses as set forth at the beginning of this Agreement, or to such other address or addresses as either party may later specify by written notice to the other.

IN WITNESS WHEREOF, the parties hereto have executed this Independent Consultant Agreement.

BENNETT SHAPIRO, M.D.	ELIXIR PHARMACEUTICALS, INC.:

/s/ Bennett Shapiro	By:	/s/ Alan Watson
Signature

	Title:	CBO

[ILLEGIBLE]		10/12/06
Date	Date